NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS OPTION NOR SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

            THIS OPTION IS SUBJECT TO FORFEITURE AS SET FORTH HEREIN.

       Void after 5:00 p.m., Eastern Standard Time, on December 31, 2001.

                         OPTION TO PURCHASE COMMON STOCK

                                       OF

                           COMPUTER MARKETPLACE, INC.

         FOR VALUE RECEIVED, COMPUTER MARKETPLACE, INC., a Delaware corporation (the "Company"), hereby certifies that Victoria Holdings, Inc. ("Victoria Holdings"), or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on December 31, 1996 and prior to 5:00 p.m., Eastern Standard Time, on December 31, 2001, a total of six million (6,000,000) fully paid and nonassessable shares of common stock, par value $.0001 per share, of the Company for an aggregate purchase price of $1,000,000 (computed on the basis of $.166667 per share), subject to the terms and conditions hereinafter set forth. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of Common Stock purchasable hereunder are referred to as the "Option Shares," (iii) the aggregate purchase price payable hereunder for all the Option Shares is referred to as the "Aggregate Option Price," (iv) the price payable hereunder for each of the Option Shares is referred to as the "Per Share Option Price," (v) this Option, and all options hereafter issued in exchange or substitution for this Option are referred to as the "Option" and (vi) the holder of this Option is referred to as the "Holder.") The Per Share Option Price is subject to adjustment as hereinafter provided. In the event of any such adjustment, the number of Option Shares shall be adjusted by dividing the Aggregate Option Price by the Per Share Option Price in effect immediately after such adjustment.

         This Option has been issued pursuant to the Consulting Agreement, dated as of December 9, 1996, between the Company and Victoria Holdings (the "Consulting Agreement").

         1. Exercise of Option. This Option may be exercised, in whole at any time or in part from time to time commencing on December 31, 1996 and prior to 5:00 p.m., Eastern Standard Time, on December 31, 2001, by the Holder by the

surrender of this Option (with the subscription form at the end hereof duly executed) to the Company at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Option Price, or the proportionate part thereof if this Option is exercised in part.

         The Aggregate Option Price or Per Share Option Price shall be paid in cash. Payment for Option Shares shall be made by certified or official bank check payable to the order of the Company. If this Option is exercised in part, this Option must be exercised for a minimum of one thousand (1,000) shares of Common Stock, and the Holder is entitled to receive a new Option covering the number of Option Shares in respect to which this Option has not been exercised and setting forth the proportionate part of the Aggregate Option Price applicable to such Option Shares. Upon such surrender of this Option, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Option is exercised in whole, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the proportionate part thereof if this Option is exercised in part, pursuant to the provisions of this Option.

         Notwithstanding anything contained herein to the contrary, the Company agrees, at the request of the Holder, to allow the cashless exercise hereof through a brokerage firm acceptable to the Company whereby the Holder (to the extent permitted by, and subject to, applicable law) can exercise this Option, or a portion thereof, without making a direct payment of the Aggregate Option Price or Per Share Option Price to the Company.

         No right granted herein shall be exercisable after 5:00 p.m., Eastern Standard Time, on the fifth anniversary of the date hereof.

         2. Commencement of Exercisability; Forfeiture. This Option will become exercisable, in its entirety, commencing on December 31, 1996.

         3. Reservation of Option Shares. The Company agrees that until the expiration of this Option, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Option, the shares of Common Stock as from time to time shall be receivable upon the exercise of this Option.

         4. Anti-Dilution Provisions.

                  (a) If, at any time or from time to time after the date of this Option, the

Company shall distribute to the holders of the Common Stock (i) securities, other than shares of Common Stock, or (ii) property, other than cash, without payment therefor, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Option, shall be entitled to receive the securities and properties which the Holder would have held on the date of such exercise if, on the date of such distribution, the Holder had been the holder of record of the number of shares of Common Stock subscribed for upon such exercise and, during the period from the date of such distribution to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

                  (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Company, the Per Share Option Price in effect immediately prior to such action shall be adjusted so that if the Holder surrendered this Option for exercise immediately thereafter the Holder would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Option been exercised immediately prior thereto. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the Holder shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Per Share Option Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall have the right thereafter to convert this Option into the kind and amount of securities, cash or other property which he would have owned or would have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Option been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Option. The above provisions of this subsection (c) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         (d) If the Company shall at any time after the date of this Option issue shares of Common Stock or rights, options or warrants to subscribe for or purchase shares of Common Stock, or securities convertible into, or exchangeable for, Common Stock (excluding shares, rights, options, warrants or convertible or exchangeable securities issued or issuable in any of the transactions with respect to which an adjustment rate is provided pursuant to clause (a), (b) or
(c) above), at a price per share (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible, exercisable or exchangeable securities, plus the maximum aggregate consideration payable to the Company upon exercise, conversion or exchange thereof, by (ii) the maximum number of shares issuable upon conversion, exercise or exchange as the case may be, of such rights, options, warrants or convertible or exchangeable securities) less than forty percent (40%) of the current Per Share Option Price in effect at such time, then the Per Share Option Price shall be changed to a price determined by multiplying the Per Share Option Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance and (2) the number of shares of Common Stock which could be purchased at the current Per Share Option Price using the aggregate consideration received or receivable by the Company in consideration of such sale and/or issuance (including any amounts payable to the Company upon exercise, conversion or exchange of any rights, options, warrants or convertible or exchangeable securities) and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance and/or sale.

                  For the purposes of such adjustment, the maximum number of shares of Common Stock which the holders of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the maximum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares issuable thereby. No further adjustment of the Per Share Option Price shall be made as a result of the actual issuance of shares of Common Stock upon exercise of such rights, options or warrants or on conversion or exchange of such convertible or exchangeable securities. Upon the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Per Share Option Price shall be readjusted to such Per Share Option Price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities. In case the Company shall issue shares of Common Stock or any such rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 4(d) shall be determined in good faith by the Company in its sole discretion.

                  Such adjustment shall become effective on the date of such issuance. Shares of Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  Notwithstanding anything contained herein to the contrary, in no event shall any adjustment be made with respect to the issuance of any securities of the Company (i) in connection with the exercise of any options or warrants outstanding as of the date of this Option, (ii) to any officer, director, employee or consultant of the Company, whether or not such issuance is pursuant to any stock option or other incentive compensation or employee benefit plans adopted by the Company, (iii) to Victoria Holdings pursuant to the Consulting Agreement and any amendments thereto or otherwise, and (v) to shareholders of any other company which merges into the Company or from which the Company acquires assets and some or all of the consideration for such merger or acquisition consists of securities of the Company (except for any adjustments required pursuant to clause (c) of this Section 4).

                  (e) No adjustment in the Per Share Option Price shall be required unless such adjustment would require an increase or decrease of at least $0.10 in such price, provided, however, that any adjustments which by reason of this clause (e) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent calculation.

                  (f) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until the occurrence of such event (i) the issuance to the Holder exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such exercise over and above the shares issuable immediately prior to adjustment and (ii) the payment to the Holder of any amount in cash in lieu of a fractional share of Common Stock; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Common Stock or such payment in lieu of such fractional shares.

                  (g) Whenever the Per Share Option Price is adjusted as provided in this Section 4 and upon any modification of the rights of the Holder in accordance with this Section 4, the Company shall promptly prepare a certificate of an officer of the Company setting forth the Per Share Option Price and the number of Option Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

                  (h) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

         5. Fully Paid Stock; Taxes. The Company agrees that the shares of Common Stock represented by each and every certificate for Option Shares delivered on the exercise of this Option shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Option Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes that may be payable in respect of the issue of any Option Shares or certificates therefor.

         6. Transfer.

                  (a) Securities Laws. Neither this Option nor the Option Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event the Holder desires to transfer this Option or any of the Option Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under either such act or any state securities laws, or in the case of clause (ii) above, to the effect that the Option or the Option Shares to be sold or transferred has been registered under the Securities Act and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Option or the Option Shares to be sold or transferred.

                  (b) Lockup Agreements with Underwriters. In the event of a public offering of the Company's securities, the Holder agrees to enter into an agreement with the Underwriter or Underwriters' Representative for such offering restricting the sale, transfer or other disposition of this Option or the Option Shares to the extent that such agreement is required to be executed by the other security holders of the Company generally.

                  (c) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the

Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the restrictive investment legend set forth on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar and (iv) an agreement by the transferee to indemnity the Company to the same extent as set forth in the next succeeding paragraph.

                  (d) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 6, and the Holder hereby agrees to indemnity and hold harmless the Company and each of its representatives, officers and directors from and against any and all loss, damage or liability (including all attorney' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Option, (ii) any transfer of this Option or any of the Option Shares in violation of the Securities Act, the Exchange Act or the rules and regulations promulgated under either of such acts or any state securities laws, (iii) any transfer of this Option or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                  (e) Transfer. Except as restricted hereby, this Option and the Option Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Option to the Company with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment, and this Option shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Option attempted contrary to the provisions of this Option, or any levy of execution, attachment or other process attempted upon this Option, shall be null and void and without effect.

                  (f) Legend and Stop Transfer Orders. Unless the Option Shares have been registered under the Securities Act, upon exercise of any part of this Option and the issuance of any of the Option Shares, the Company shall instruct its transfer agent to enter "stop transfer orders" with respect to such shares, and all certificates representing Option Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with New York law:

                  "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act and the laws of such states under whose laws a transfer of securities would be subject to a registration requirement or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

         7. Registration Rights. The Holder shall have registration rights with respect to the Option Shares as set forth in Appendix B to the Consulting Agreement.

         8. Loss, etc, of Option. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Holder a new Option of like date, tenor and denomination.

         9. Option Holder Not Stockholder. Except as otherwise provided herein, this Option does not confer upon the Holder any right to vote, or to consent to, or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder of the Company, prior to the exercise hereof.

         10. Communication. No notice or other communication under this Option shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at 1490 Railroad Street, Corona, CA 91720, or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at 6700 North Andrews Avenue, Fort Lauderdale, Florida 33309, or such other address as- the Holder has designated in writing to the Company.

         11. Headings. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction hereof.

         12. Applicable Law. This Option shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, COMPUTER MARKETPLACE, INC. has caused this Option to be signed by its Chairman of the Board, President and Chief Executive Officer this 31st day of December, 1996.

                                            COMPUTER MARKETPLACE, INC.

                                            By: /s/ L. Wayne Kiley
                                               ---------------------------------
                                               Name: L. Wayne Kiley
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer

                                  SUBSCRIPTION

         The undersigned, _________________________________________________ ,
pursuant to the provisions of the foregoing Option, hereby agrees to subscribe for the purchase of ____________________ shares of Common Stock of COMPUTER MARKETPLACE, INC. covered by said Option, and makes payment therefor in full in cash at the price per share provided by said Option.

Dated                               Signature
      -------------------                    -----------------------------------
                                    Address
                                             -----------------------------------

                                             -----------------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ___________________ the foregoing Option and all rights evidenced thereby, and does irrevocably constitute and appoint
_______________________________, attorney, to transfer said Option on the books of COMPUTER MARKETPLACE, INC.

Dated                               Signature
      -------------------                    -----------------------------------
                                    Address
                                             -----------------------------------

                                             -----------------------------------

                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED _________________________ hereby assigns and transfers unto _______________________________ the right to purchase ____________________ shares of Common Stock of COMPUTER MARKETPLACE, INC. covered by the foregoing Option, and a proportionate part of said Option and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Option on the books of COMPUTER MARKETPLACE, INC.

Dated                               Signature
      -------------------                    -----------------------------------
                                    Address
                                             -----------------------------------

                                             -----------------------------------